Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Donald Sharpe, President, and Drew Bonnell, Secretary, Treasurer and CFO of Eden Energy Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-KSB/A of Eden Energy Corp. for the period ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Eden Energy Corp.

Dated: May 12, 2005

/s/ Donald Sharpe

Donald Sharpe, President

(Principal Executive Officer)

/s/ Drew Bonnell

Drew Bonnell

Secretary, Treasurer and CFO

(Principal Financial Officer and

Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Eden Energy Corp. and will be retained by Eden Energy Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

D/ljm/697106.1